SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)           MARCH 23, 2001
                                                 -------------------------------



                       INTERNATIONAL FAST FOOD CORPORATION
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)



                                     FLORIDA
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



       001-11386                                       65-0302338
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(Commission File Number)                    (IRS Employer Identification No.)

                          1000 LINCOLN ROAD, SUITE 200
                           MIAMI BEACH, FLORIDA 33139
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (305) 531-5800
                                                   -----------------------------


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS:

           As more fully described in the Form 10-KSB of International Fast Food Corporation ("IFFC") for the year ended December 31, 2000, on November 27, 2000, the Company entered into a share transfer agreement to sell its 100% interest in International Fast Food Polska Sp.z.o.o ("IFFP") to American Restaurants Sp.z.o.o ("American Restaurants") in exchange for $2,000,000 in cash and a payment of $333,500 by American Restaurants to Burger King Corporation in settlement of the agreed upon amount of unpaid royalties owed to Burger King Corporation by IFFP and the assumption of all liabilities of IFFP, excluding amounts owed to IFFC. The final closing on the sale occurred on March 23, 2001. On December 19, 2000, the Company received a $1,000,000 payment toward the purchase price and the $333,500 payment to Burger King Corporation was paid by American Restaurants and IFFC transferred control of the Management Board to American Restaurants. On March 23, 2001, the Company received a payment in the amount of $700,000. As a result of this transaction, the results of operations of IFFP for the year ended December 31, 2000, have been presented as "Discontinued Operations" in the consolidated financial statements included in the Form 10-KSB.

The share transfer agreement provided that the purchaser may defer $300,000 of the total purchase price for a period of one year to cover any unrecorded liabilities or other contingencies that existed at the date of purchase. The $300,000 withheld was deducted from the total proceeds of the sale and is reflected in the December 31, 2000, consolidated financial statements of IFFC and subsidiaries as deferred income. The Company also recorded a liability of approximately $600,000 to cover estimated costs of the discontinued operations from the measurement date of November 27, 2000, through November 27, 2001.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Businesses Acquired.

         Not Applicable.

(b)      Pro Forma Financial Information.

         After completion of the transaction described in Item 2, the results of continuing operations of IFFC for the years ended December 31, 2000 and December 31, 1999, and the consolidated financial position of IFFC and subsidiaries at December 31, 2000, were as follows:

                                         YEAR 2000           YEAR 1999
                                         ---------           ---------

Revenues                                $ 3,314,336         $ 4,212,172
Cost of goods sold and operating
     expenses                             4,243,863           6,137,100
General and administratiion               1,775,251           3,128,179
                                        -----------         -----------
     Operating loss                      (2,704,778)         (5,053,107)
Other income                              1,572,966           2,320,454
                                        -----------         -----------
     Loss from continuing operations    $(4,277,744)        $(7,373,561)
                                        ===========         ===========
Weighted average common shares
     outstanding                            481,042             451,989
Basic and diluted loss per common
     share from continuing operations,
     after preferred dividends
     requirements of approximately
     $198,000 and $196,000, respectively     $(9.30)            $(16.75)



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              INTERNATIONAL FAST FOOD CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2000



                                     ASSETS

Cash                                                   $   105,377
Other current assets                                     1,219,904
                                                       -----------
     Total current assets                                1,325,281
Property and equipment, net                              1,934,173
Other assets, net                                          337,946
                                                       -----------
     Total assets                                      $ 3,597,400
                                                       ===========

                    LIABILITIES AND SHAREHOLDERS' (DEFICIT)

Current liabilities                                    $ 3,320,979
9% Subordinated Convertible Debentures,
     due December 15, 2007                               2,756,000
                                                       -----------
     Total liabilities                                   6,076,979
Total Shareholders' Deficit                             (2,479,579)
                                                       -----------
     Total liabilities and Shareholders' Deficit       $ 3,597,400
                                                       ===========




(c)      Exhibits

      EXHIBIT
      NUMBER          DESCRIPTION
       10.46 Share Transfer Agreement, dated November 27, 2000 by and among the Company, American Restaurant Sp.z.o.o. and IFFP.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              INTERNATIONAL FAST FOOD
                                              CORPORATION



Dated:  May 29, 2001                        By: /s/ MITCHELL RUBINSON
                                                --------------------------------
                                                  Mitchell Rubinson
                                                  Chairman of the Board,
                                                  President and
                                                  Chief Executive Officer


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